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                                                                   EXHIBIT 10.75

                        AGREEMENT AND COMPLETE RELEASE

     WHEREAS Ian Bagnall (hereinafter "Bagnall") and drkoop.com, Incorporated (hereinafter "drkoop.com") wish to end the employment relationship between them and wish to fully and finally resolve all differences between them, the following constitutes their AGREEMENT:

     In exchange for the mutual covenants herein expressed, the parties agree as follows:

1. drkoop.com shall terminate Bagnall's employment to be effective on May 30, 2000. The Employment Agreement of July 1, 1999, between Bagnall and drkoop.com shall terminate as of May 30, 2000. (A copy of the Employment Agreement is attached hereto as Exhibit A.) Notwithstanding the termination of the Employment Agreement, Bagnall shall remain bound by his promises regarding nondisclosure and return of confidential information, assignment of intellectual property, non-competition, and non-solicitation as set forth in Article V of the Employment Agreement.

2. In consideration for this Agreement, drkoop.com will terminate Bagnall's employment and pay Bagnall the gross sum of $75,000.00 as six months' severance pay pursuant to the Company's severance plan for select employees, less all applicable withholdings, in six monthly installments. The first payment shall be made within four business days of the full execution of this Agreement, and subsequent payments will be made on the 26th of each month. Additionally, drkoop.com shall allow full vesting of all outstanding stock options upon Bagnall's execution of this Agreement.

3. Bagnall understands, agrees and expressly represents that the consideration recited in the foregoing Paragraph 2 is separate from and additional to any payments or benefits to which he was already entitled by virtue of his services to drkoop.com and to which he has no legal right. Bagnall understands, agrees and expressly represents that he will be entitled to no further compensation or payments of any type from drkoop.com. Bagnall further acknowledges the valuable consideration inherent in the resolution of the dispute as to whether the circumstances constitute cause for drkoop.com to discharge Bagnall.

4. Bagnall represents and affirms that he will return by May 31, 2000, any and all drkoop.com property he may have had, including but not limited to confidential information as defined in the Employment Agreement.

5. Bagnall agrees to keep both the existence and the terms of this Agreement confidential, and not to disclose any information regarding this Agreement to anyone other than his attorney and spouse (if any) who shall be informed of and bound by this confidentiality provision.
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6.  Bagnall does, for himself and his heirs, agents, executors, administrators, and assigns hereby RELEASE and FOREVER DISCHARGE drkoop.com and its directors, officers, employees, agents, attorneys, successors, predecessors, assigns and affiliated companies (collectively "Releasees") from any and all claims, actions, and causes of action of whatever kind or nature, which he may now have or ever may have had against the Releasees or any of them, whether known or unknown to him, such as may have arisen in whole or in part at any time prior to or on the date of execution of this Agreement. This includes, but is not limited to, any claims arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the NEGLIGENCE OR GROSS NEGLIGENCE of any person released in this Agreement), and any federal, state or other governmental statute, regulation or ordinance relating to employment discrimination, termination of employment, or payment of wages or provision of benefits, including without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Immigration Reform and Control Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Texas Commission on Human Rights Act, the Texas Payday Law, and the Texas Workers' Compensation Act.

7. Bagnall also expressly PROMISES NOT TO SUE OR INSTITUTE OTHER LEGAL PROCEEDINGS against the Releasees or any of them, on the basis of any claims, actions, or causes of action that are being released by this Agreement. Bagnall understands and agrees that if he breaches this promise and files a lawsuit or institutes other legal proceedings with any court or governmental agency, he will pay for all costs incurred by the Releasees or any of them, including attorneys' fees.

8. Bagnall understands and agrees that by entering into this Agreement, drkoop.com is not admitting any liability or wrongdoing. Rather, he understands and agrees that this Agreement is merely to settle any differences between them arising out of Bagnall's relationship with drkoop.com and the termination of that relationship.

9. Bagnall agrees that he will not, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of drkoop.com or any other person or entity released herein. Bagnall further agrees he will not voluntarily participate in, or aid or encourage any other party in connection with, any lawsuit or proceeding of any kind brought or asserted by any person or entity against drkoop.com or any other person or entity released herein.

10. Bagnall hereby agrees that he is solely responsible for all federal, state and local tax obligations, if any, including, but not limited to, all reporting and payment
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    obligations which may arise as a consequence of this Agreement. Bagnall acknowledges that drkoop.com and the other persons or entities released herein make no representations regarding the tax treatment or consequences of such benefit(s). Bagnall agrees to indemnify and hold drkoop.com and the other persons or entities released herein, or any of them, harmless from and against any and all loss, cost, damage or expense, including, without limitation, attorneys' fees, penalties or interest, incurred by the drkoop.com and the other persons or entities released herein, or any of them, arising out of the tax treatment of the benefit(s) received by Bagnall as a result of his employment with drkoop.com, his stock options, or this Agreement.

11. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements between the parties with respect to the subject matter hereof. No waiver, amendment, or modification of this Agreement shall be valid unless in writing and signed by each of the parties.

12. The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or the enforceability of any other provision.

13. This Agreement shall be interpreted and enforced under the laws of the state of Texas.

BAGNALL UNDERSTANDS THAT HE HAS THE RIGHT TO DISCUSS ALL ASPECTS OF THIS AGREEMENT AND COMPLETE RELEASE ("AGREEMENT") WITH AN ATTORNEY OF HIS CHOICE. BY HIS SIGNATURE BELOW, BAGNALL AGREES THAT HE HAS EXERCISED THIS RIGHT TO THE EXTENT HE DESIRED, THAT HE HAD A SUFFICIENT PERIOD OF TIME TO REVIEW THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THIS AGREEMENT, AND THAT THIS AGREEMENT IS MADE KNOWINGLY AND VOLUNTARILY.

     IN WITNESS THEREOF, the parties have affixed their signatures in the spaces provided on this 30th day of May, 2000.


drkoop.com, Inc.                        Ian Bagnall, An Individual



BY: /s/ Donald Hackett                  /s/ Ian Bagnall
    ------------------                  ---------------
    [Name]  Donald Hackett
    [Title] CEO/Pres
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STATE OF TEXAS      )
                    )  ss.
COUNTY OF TRAVIS    )

     BEFORE ME, the undersigned notary public, on this day personally appeared IAN BAGNALL, known to me to be the person who executed the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN under my hand and seal of office, this 6th day of June, 2000.


                                 /s/ Stacy Wendlandt
                                 -------------------
                                 Notary Public in and for the State of Texas